Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

AMGEN INC.

(AS AMENDED and RESTATED October 6, 2009)

AMENDED AND RESTATED BYLAWS

OF

AMGEN INC.

(a Delaware corporation)

ARTICLE I

Offices

Section 1.    Registered Office. The registered office of the corporation in the State of Delaware shall be in the place designated therefore in the Certificate of Incorporation.

Section 2.    Other Offices. The corporation also shall have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and also may have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time designate or the business of the corporation may require.

ARTICLE II

Corporate Seal

Section 3.    Corporate Seal. The corporate seal shall consist of a die bearing the name of the corporation and the inscription, “Corporate Seal-Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE III

Stockholders’ Meetings

Section 4.    Place of Meetings. Meetings of the stockholders of the corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors, or, if not so designated, then in the manner provided in these Bylaws or, if not so provided, then at the office of the corporation required to be maintained pursuant to Section 2 hereof.

Section 5.    Annual Meeting. The annual meeting of the stockholders of the corporation shall be held on any date and time which may from time to time be designated by the Board of Directors. At such annual meeting, Directors shall be elected and any other business may be transacted that may properly come before the meeting.

Section 6.    Special Meetings.

(a)    Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by the Chairman of the Board of Directors (“Chairman of the Board”), the Chief Executive Officer, the President, or the Board of Directors at any time or, in accordance with subsection (b), by the Secretary at such place, date and time and for such purpose or purposes as shall be set forth in the notice of such meeting. At a special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting pursuant to the corporation’s notice of meeting.

(b)    A special meeting of stockholders shall be called by the Secretary upon the written request of the holders of record of at least fifteen percent (15%) of the outstanding common stock of the corporation (the “Requisite Percent”), subject to the following:

(1)    In order for a special meeting upon stockholder request (a “Stockholder Requested Special Meeting”) to be called, one or more requests for a special meeting (each, a “Special Meeting Request,” and collectively, the “Special Meeting Requests”) must be signed by the Requisite Percent of record holders of common stock (or their duly authorized agents) and must be delivered to the Secretary at the principal executive offices of the corporation by registered mail, return receipt requested; provided, however, that no Stockholder Requested Special Meeting shall be called pursuant to any Special Meeting Request unless one or more Special Meeting Requests relating to such meeting constituting the Requisite Percent have been delivered to the Secretary in compliance with all of the requirements of this Section 6 within forty-five (45) days of the earliest dated Special Meeting Request in respect of such Stockholder Requested Special Meeting. The Special Meeting Request(s) shall (i) set forth the name and address, as they appear on the corporation’s books, of each stockholder of record signing such request (or on whose behalf such request is signed) and of the beneficial owner, if any, on whose behalf such request is made, a statement of the specific purpose or purposes of the special meeting, the matter or matters proposed to be acted on at the special meeting and the reasons for conducting such business at the special meeting, and the text of any proposal or business to be considered at the special meeting (including the text of any resolutions proposed to be considered and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (ii) bear the date of signature of each such stockholder (or duly authorized agent) signing the Special Meeting Request, and (iii) contain such other information and representations, to the extent applicable, regarding each stockholder submitting the Special Meeting Request, the beneficial owner, if any, at whose direction such request is being made, and the matters proposed to be acted on at the special meeting that would be required to be set forth in a stockholder’s notice delivered pursuant to Section 15 hereof. Any requesting stockholder may revoke his Special Meeting Request at any time by written revocation delivered to the Secretary at the principal executive offices of the corporation. If a Special Meeting Request is made that complies with this Section 6 and all other applicable sections of these Bylaws, the Board of Directors may (in lieu of calling the Stockholder Requested Special Meeting) present a Similar Item (as defined below) for stockholder approval at any other meeting of stockholders that is held within one hundred twenty (120) days after the corporation receives such Special Meeting Request.

(2)    The Secretary shall not be required to call a special meeting pursuant to a Special Meeting Request if (i) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law, (ii) the Special Meeting Request is received by the corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the next annual meeting of stockholders, (iii) an identical or substantially similar item (a “Similar Item”) was presented at any meeting of stockholders held within one hundred twenty (120) days prior to receipt by the corporation of such Special Meeting Request (and, for purposes of this clause (iii), the election of Directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of Directors), (iv) the Board of Directors calls an annual or special meeting of stockholders (in lieu of calling the Stockholder Requested Special Meeting) in accordance with the last sentence of clause (1) above, (v) a Similar Item is already included in the corporation’s notice as an item of business to be brought before a meeting of the stockholders that has been called but not yet held, or (vi) such Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable law.

(3)    Except as provided in the next sentence, any special meeting shall be held at such date and time as may be fixed by the Board of Directors in accordance with these Bylaws and in compliance with Delaware General Corporation Law. In the case of a Stockholder Requested Special Meeting, such meeting shall be held at such date, time and place as shall be provided in the notice of such meeting, and the record date for stockholders entitled to notice of and to vote at such meeting shall be determined in accordance with Section 35 hereof; provided that, except as otherwise provided herein, the date of any Stockholder Requested Special Meeting shall be not more than 90 days after the Secretary’s receipt of Special Meeting Request(s) constituting the Requisite Percent made in compliance with this Section 6 and all other applicable sections of these Bylaws.

(4)    Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose(s) stated in the valid Special Meeting Request(s) signed by the Requisite Percent of record holders of common stock; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any Stockholder Requested Special Meeting. If none of the stockholders who submitted the Special Meeting Request appears at or sends a qualified representative (as defined in Section 15) to the Stockholder Requested Special Meeting to present the matters to be presented for consideration that were specified in the Stockholder Meeting Request, the corporation need not present such matters for a vote at such meeting.

(5)    Except as otherwise provided by law, in the case of a Stockholder Requested Special Meeting, the chairman of the meeting shall have the power and duty (i) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 6, and (ii) if any proposed nomination or business was not made or proposed in compliance with this Section 6, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

Section 7.    Notice of Meetings. Except as otherwise provided by law or the Certificate of Incorporation, written notice of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting, such notice to specify the place, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 8.    Quorum and Required Vote for Directors.

(a)    At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. Any shares, the voting of which at said meeting has been enjoined, or which for any reason cannot be lawfully voted at such meeting, shall not be counted to determine a quorum at such meeting. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. All questions presented to the stockholders at a meeting at which a quorum is present, except for the election of Directors, shall, unless otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange or securities market applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.

(b)    Required Vote for Directors.

(1)    Majority Vote. Each Director to be elected by stockholders shall be elected by the affirmative vote of a majority of the votes cast at any meeting for the election of Directors at which a quorum is present; provided, however, that if the Board of Directors determines that the number of nominees exceeds the number of Directors to be elected at such meeting (a “Contested Election”) by the date that is ten (10) days prior to the date the corporation first mails its notice of meeting for such meeting as initially announced, each of the Directors to be elected at such meeting shall be elected by a plurality of the votes cast at any meeting for the election of Directors at which a quorum is present. For purposes of this Section 8, a “majority of the votes cast” shall mean that the number of votes cast “for” a Director’s election exceeds the number of votes cast “against” that Director’s election. In a Contested Election, stockholders will be entitled to cast votes “for,” or to “withhold” votes from, the election of Directors but shall not be entitled to cast any other vote with respect to such election of Directors.

(2)    Resignation. If a nominee for Director who is an incumbent Director is not elected at any meeting for the election of Directors at which a quorum is present and at which there was no Contested Election, the Director shall promptly tender his resignation to the Board of Directors after certification of the election results of the stockholder vote, which resignation shall be contingent upon the Board of Directors’ acceptance thereof. The Governance and Nominating Committee of the Board of Directors, or any successor committee thereto, shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Governance and Nominating Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days after certification of the election results of the stockholder vote. The Governance and Nominating Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it deems appropriate and relevant, including, without limitation, the reasons that it believes are the reasons a majority of the votes cast at the meeting were voted “against” such Director’s election, the length of service and qualification of the Director whose resignation has been tendered, the Director’s contribution to the corporation, and the corporate governance guidelines of the Board of Directors.

(3)    Acceptance/Rejection of Resignation. A Director who tenders his resignation in accordance with this Section 8 shall not participate in the recommendation of the Governance and Nominating Committee or the decision of the Board of Directors with respect to his resignation. If a majority of the members of the Governance and Nominating Committee have tendered their resignations, the Board of Directors shall appoint a committee of independent Directors who received the affirmative vote of a majority of the votes cast at the meeting for their election to consider the tendered resignations and make recommendations to the Board of Directors. If there are not two (2) such Directors, the entire Board of Directors shall act on the tendered resignations; provided, however, that no Director nominated for re-election who did not receive the affirmative vote of a majority of the votes cast at such meeting shall participate in or vote on the decision whether to accept or reject such Director’s tendered resignation. If an incumbent Director’s tendered resignation is not accepted by the Board of Directors, such Director shall continue to serve the full term for which he was nominated for re-election and until his successor is duly elected and qualified or until his earlier death, resignation, retirement, disqualification or removal from office. If an incumbent Director’s tendered resignation is accepted by the Board of Directors pursuant to this Section 8, or if a nominee for Director is not elected and the nominee is not an incumbent Director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the applicable provisions of the Certificate of Incorporation or may decrease the size of the Board of Directors pursuant to the provisions of Section 16 of these Bylaws.

Section 9.    Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are present either in person or by proxy, or by the chairman of the meeting or the Board of Directors. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If the Board of Directors shall fix a new record date for determination of stockholders entitled to vote at an adjourned meeting, the Board of Directors shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as the record date determined for stockholders entitled to vote at the adjourned meeting.

Section 10.    Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date fixed for stockholders entitled to vote at the meeting, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person so entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent, which proxy shall be filed with the Secretary at or before the meeting at which it is to be used. An agent so appointed need not be a stockholder. No proxy shall be voted on after three (3) years from its date of creation unless the proxy provides for a longer period. All elections of Directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation.

Section 11.    Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the Delaware General Corporation Law, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of this subsection (c) shall be a majority or even-split in interest.

Section 12.    List of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (ii) during ordinary business hours at the principal place of business of the corporation. The list of stockholders must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders referenced in this Section 12 or to vote in person or by proxy at any meeting of stockholders.

Section 13.    No Action Without Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

Section 14.    Organization; Conduct of Meetings.

(a)    At every meeting of stockholders, the Chairman of the Board, or, if the Chairman of the Board is absent, the Chief Executive Officer, or, if the Chief Executive Officer is absent, the President, or, if the President is absent, the most senior Vice President present, or in the absence of any such officer, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the Chief Executive Officer, shall act as secretary of the meeting.

(b)    The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 15.    Notifications of Nominations and Proposed Business.

(a)    Annual Meetings of Stockholders.

(1)    Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) when specified in the corporation’s notice of meeting (or any supplement thereto), (B) when otherwise brought before the meeting by or at the direction of the Board of Directors or any committee thereof, or (C) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 15 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 15.

(2)    For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Section 15, the stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal place of business of the corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the postponement or adjournment of an annual meeting as to which the notice of meeting has been mailed commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth:

(A)    as to each person whom the stockholder proposes to nominate for election as a Director (i) the information regarding such person required by paragraphs (a), (e) and (f) of Item 402 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any rule or regulation subsequently adopted by the Securities and Exchange Commission applicable to the corporation), (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected, (iii) whether such person, the stockholder or the beneficial owner, if any, on whose behalf the nomination is being made has received any financial assistance, funding or other consideration from any other person (a “Stockholder Associated Person”) in respect of the nomination (and the details thereof), and (iv) whether any nominee is eligible for consideration as an independent Director under the relevant standards contemplated by Item 407(a) of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any rule or regulation subsequently adopted by the Securities and Exchange Commission applicable to the corporation);

(B)    as to any other business that the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment), (iii) the reasons why the stockholder favors the proposal, and (iv) whether the stockholder or the beneficial owner, if any, on whose behalf the proposal is being made has received any financial assistance, funding or other consideration from any other person (also a “Stockholder Associated Person”) in respect of the proposal (and the details thereof) and any material interest in such business of such stockholder, such beneficial owner and any Stockholder Associated Person; and

(C)    as to the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, all nominees proposed by the stockholder giving the notice and any Stockholder Associated Persons (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, if any, (ii) a representation setting forth the class or series and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and any such beneficial owner, nominee and Stockholder Associated Person, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and any such beneficial owner, nominee and Stockholder Associated Person, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a representation whether and the extent to which any hedging, derivative or other transaction or agreement is in place or has been entered into with respect to the corporation or its securities (whether or not such transaction shall be subject to settlement in underlying shares of capital stock of the corporation), bank debt or credit ratings, within the past six months by, or for the benefit of, such stockholder and any such beneficial owner, nominee or Stockholder Associated Person, the effect or intent of which is to give rise to gain or loss as a result of changes in the trading price of the corporation’s securities or bank debt or changes in the credit ratings for the corporation, its securities or bank debt (or, more generally, changes in the perceived creditworthiness of the corporation) or to increase or decrease the voting power of such stockholder and any such beneficial owner, nominee or Stockholder Associated Person, and if so, a summary of the material terms thereof, (v) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination, and (vii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of Directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act, and the rules and regulations promulgated thereunder. The foregoing notice requirements shall be deemed satisfied by a stockholder with respect to business other than nominations if the stockholder has notified the corporation of his intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act, and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information, including completion of the corporation’s Directors’ questionnaire, as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the corporation. Notwithstanding the foregoing, the information required by clauses (a)(2)(C)(ii), (a)(2)(C)(iii) and (a)(2)(C)(iv) of this Section 15 shall be updated by such stockholder and beneficial owner, if any, not later than ten (10) days after the record date for notice of the meeting at which the matter is to be presented (which record date shall be included in a public announcement released on or prior to the date thereof) to disclose such information as of such record date.

(3)    Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 15 to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased effective at the annual meeting and there is no public announcement by the corporation either disclosing the increased board size or naming all of the nominees at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 15 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal place of business of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

(b)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made (i) by or at the direction of the Board of Directors or any committee thereof, (ii) in the case of a special meeting other than a Stockholder Requested Special Meeting, provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 15 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice requirements set forth in this Section 15, or (iii) in the case of a Stockholder Requested Special Meeting, as provided in Section 6 hereof. In the event the corporation calls a special meeting of stockholders as contemplated by the immediately preceding clause (ii) for the purpose of electing one or more Directors to the Board of Directors, any such stockholder entitled to vote in such election of Directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this Section 15 is delivered to the Secretary at the principal place of business of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting as to which the notice of meeting has been mailed commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)    General.

(1)    Only such persons who are nominated in accordance with the procedures set forth in this Section 15 (or, with respect to nominations at a Stockholder Requested Special Meeting, in accordance with the procedures set forth in Section 6 hereof) shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 15 (or, with respect to business to be conducted at a Stockholder Requested Special Meeting, such business shall have been brought in accordance with Section 6 hereof). Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 15 (including whether the proposed business is a proper matter for stockholder action and whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(2)(C)(vi) of this Section 15) and (B) if any proposed nomination or business made or proposed pursuant to this Section 15 was not made or proposed in compliance with this Section 15 or upon a finding that proposed business is not a proper matter for stockholder action, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 15, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of these Bylaws, to be considered a “qualified representative” of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2)    For purposes of this Section 15, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3)    Notwithstanding the foregoing provisions of this Section 15, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 15; provided however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 15 (including paragraphs (a)(1)(C) and (b) hereof), and compliance with paragraphs (a)(1)(C) and (b) of this Section 15 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in paragraph (a)(2)(C) of this Section 15, business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time and, in the case of Stockholder Requested Special Meetings, any business or nominations brought in compliance with Section 6 hereof). Nothing in this Section 15 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals or nominations in the corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect Directors pursuant to any applicable provisions of the certificate of incorporation.

ARTICLE IV

Directors

Section 16.    Number. The authorized number of Directors of the corporation shall be fixed from time to time by the Board of Directors. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause the Directors shall not have been elected at any annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

Section 17.    Powers. The powers of the corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

Section 18.    Resignation. Any Director may resign at any time by notice given in writing or by electronic transmission to the corporation. A resignation is effective when the resignation is delivered unless the resignation specified a later effective date or an effective date determined upon the happening of an event or events. When one or more Directors shall resign from the Board of Directors, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified.

Section 19.    Meetings.

(a)    Annual Meetings. The annual meeting of the Board of Directors shall be held on any date and time and at such place which may from time to time be designated by resolution of the Board of Directors. Such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

(b)    Regular Meetings. Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held in the office of the corporation required to be maintained pursuant to Section 2 hereof. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors also may be held at any place within or without the State of Delaware which has been designated by resolution of the Board of Directors or the unanimous consent of Directors.

(c)    Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the Chief Executive Officer, the President or a majority of the Directors.

(d)    Telephone Meetings. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(e)    Notice of Meetings. Written notice of the time and place of all regular and special meetings of the Board of Directors shall be given at least one (1) day before the date of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any Director by attendance thereat, except when the Director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(f)    Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the Directors not present sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 20.    Quorum and Voting.

(a)    Quorum. Unless the Certificate of Incorporation requires a greater number, a quorum of the Board of Directors shall consist of a majority of the exact number of Directors fixed from time to time in accordance with Section 16 of these Bylaws, but not less than one (1); provided, however, at any meeting whether a quorum is present or otherwise, a majority of the Directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b)    Majority Vote. At each meeting of the Board of Directors at which a quorum is present all questions and business shall be determined by a vote of a majority of the Directors present, unless a different vote is required by law, the Certificate of Incorporation or these Bylaws.

Section 21.    Action without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings (or electronic transmission or transmissions) are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

Section 22.    Fees and Compensation. Directors shall not receive any stated salary for their services as Directors, but by resolution of the Board of Directors a fixed fee, with or without expense of attendance, may be allowed for serving on the Board of Directors and/or attendance at each meeting and at each meeting of any committee of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, consultant, employee, or otherwise and receiving compensation therefore.

Section 23.    Committees.

(a)    Executive Committee. The Board of Directors may by resolution passed by a majority of the whole Board of Directors, appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and specifically granted by the Board of Directors, shall have and may exercise when the Board of Directors is not in session all powers of the Board of Directors in the management of the business and affairs of the corporation, including, without limitation, the power and authority to declare a dividend or to authorize the issuance of stock, except such committee shall not have the power or authority to amend the Certificate of Incorporation (except that the committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided by law, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, to recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution or to amend these Bylaws.

(b)    Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, from time to time appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors, and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall such committee have the powers denied to the Executive Committee in these Bylaws.

(c)    Term. Each member of a committee of the Board of Directors shall serve a term on the committee coexistent with such member’s term on the Board of Directors. The Board of Directors, subject to the provisions of subsections (a) or (b) of this Section 23, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d)    Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 23 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at the principal place of business of the corporation required to be maintained pursuant to Section 2 hereof, or at any place which has been designated from time to time by resolution of such committee or by written consent of all members thereof, and may be called by any Director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any Director by attendance thereat, except when the Director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Section 24.    Organization. At every meeting of the Directors, the Chairman of the Board, or, if the Chairman of the Board is absent, the Chief Executive Officer, or if the Chief Executive Officer is absent, the President, or if the President is absent, the most senior Vice President, or, in the absence of any such officer, a chairman of the meeting chosen by a majority of the Directors present, shall preside over the meeting. The Secretary, or in his absence, an Assistant Secretary directed to do so by the Chief Executive Officer, shall act as secretary of the meeting.

ARTICLE V

Officers

Section 25.    Officers.

(a)    Officers Elected by the Board of Directors. The Board of Directors shall elect the Chairman of the Board, the Chief Executive Officer, the President and Chief Operating Officer, one or more Vice Presidents, the Chief Financial Officer and the Secretary of the corporation at each annual meeting of the Board of Directors. The Board of Directors also may appoint such other officers and agents with such powers and duties as it shall deem necessary. The order of the seniority of the Vice Presidents shall be in the order of their nomination, unless otherwise determined by the Board of Directors. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate.

(b)    Other Officers. The Chief Executive Officer shall have the power to appoint in writing such additional vice presidents of the corporation as he shall deem necessary or appropriate, with such titles as appropriately reflect the authority and responsibility of such officers. Such appointment shall become effective upon the delivery of such writing to the Secretary. The Chief Executive Officer shall annually appoint officers on the date of the annual meeting of the Board of Directors.

(c)    In General. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. For purposes of these Bylaws, unless specified otherwise herein, references to “officers” shall refer to both officers elected by the Board of Directors and officers appointed by the Chief Executive Officer.

Section 26.    Tenure and Duties of Officers.

(a)    General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, or until such officer’s earlier resignation or removal. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors. In addition, each officer appointed by the Chief Executive Officer shall also hold office at the pleasure of the Board of Directors or the Chief Executive Officer and until his successor shall have been appointed by the Chief Executive Officer, or until such officer’s earlier resignation or removal. If the office of any officer appointed by the Chief Executive Officer becomes vacant for any reason, the vacancy may also be filled by the Chief Executive Officer.

(b)    Duties of Chairman of the Board. The Chairman of the Board, subject to the control of the Board of Directors, shall perform such duties and functions as are necessary to further the strategic direction of the corporation. Unless the Board of Directors designates another person, the Chairman of the Board shall preside at all meetings of the stockholders, the Board of Directors and of the Executive Committee.

(c)    Duties of Chief Executive Officer. The Chief Executive Officer, at the request of the Chairman of the Board or upon his absence or disability, or in the event of a vacancy in the office of Chairman of the Board, shall exercise all the powers of Chairman of the Board as provided in subsection 26(b). The Chief Executive Officer shall, subject to the control of the Board of Directors, exercise general management and supervision over the property, affairs and business of the corporation and shall authorize officers of the corporation, other than the Chairman of the Board, to exercise such powers as he, in his discretion, may deem to be in the best interests of the corporation. The Chief Executive Officer shall in general perform all duties incident to general management and supervision of the corporation and such other duties as the Board of Directors shall designate from time to time.

(d)    Duties of President and Chief Operating Officer. The President and Chief Operating Officer, at the request of the Chief Executive Officer or upon his absence or disability, or in the event of a vacancy in the office of Chief Executive Officer, shall exercise all the powers of Chief Executive Officer as provided in subsection 26(c). The President and Chief Operating Officer shall, subject to the control of the Chief Executive Officer and the Board of Directors, exercise general management and supervision over the operating functions of the corporation, and shall authorize officers of the corporation, other than the Chairman of the Board and the Chief Executive Officer, to exercise such powers with respect to the operating function of the corporation as he, in his discretion, may deem to be in the best interests of the corporation. The President and Chief Operating Officer shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The offices of President and Chief Operating Officer may be held by either the same person or different persons. If held by different persons, each such officer shall perform the duties customarily incident to his office unless otherwise determined by the Board of Directors. In the event the offices of President and Chief Operating Officer are held by two different persons, the office of President shall rank superior to the office of Chief Operating Officer.

(e)    Duties of Vice Presidents. The Vice Presidents, in the order of their seniority, may assume and perform the duties of the President and Chief Operating Officer in the absence or disability of the Chief Executive Officer and the President and Chief Operating Officer or whenever the offices of Chief Executive Officer and President and Chief Operating Officer are vacant. The Vice Presidents shall perform other duties commonly incident to their office and also shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, or the President and Chief Operating Officer shall designate from time to time.

(f)    Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner, and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the Chief Executive Officer. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to his office and also shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time. The Chief Executive Officer may direct any Assistant Chief Financial Officer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Assistant Chief Financial Officer shall perform other duties commonly incident to his office and also shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

(g)    Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors, and shall record all acts and proceedings thereof in the minute books of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders, and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties given to him in these Bylaws and other duties commonly incident to his office and also shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The Chief Executive Officer may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his office and also shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

(h)    Duties of Other Officers. In addition to any other powers set forth in these Bylaws, officers elected or appointed by the Board of Directors or the Chief Executive Officer, respectively, shall perform the duties customarily incident to such officer’s position and such other duties as may from time to time be assigned to such officer by the Board of Directors or the Chief Executive Officer, as applicable.

Section 27.    Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chief Executive Officer or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective.

Section 28.    Removal. Any officer may be removed from office at any time, with or without cause, by the vote or written consent of a majority of the Directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors. In addition, any officer appointed by the Chief Executive Officer may be removed from office at any time, with or without cause, by the Chief Executive Officer.

Section 29.    Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a Director of the corporation. In addition, the compensation of officers appointed by the Chief Executive Officer may also be fixed from time to time by the Chief Executive Officer.

ARTICLE VI

Execution of Corporate Instruments and Voting

of Securities Owned by the Corporation

Section 30.    Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.

Unless otherwise specifically determined by the Board of Directors or otherwise required by law, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the corporation, shall be executed, signed or endorsed by the Chairman of the Board, or the Chief Executive Officer, or the President or any Vice President, and by the Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer. All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

Section 31.    Voting of Securities Owned by the Corporation. All stock and other securities of other corporations or entities owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized to do so by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board, the Chief Executive Officer, the President, or any Vice President.

ARTICLE VII

Shares of Stock

Section 32.    Form and Execution of Certificates. The shares of the corporation shall be represented by certificates, provided that the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman of the Board or any vice-chairman of the Board of Directors, or the President or any Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 33.    Lost Certificates. The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed, and the corporation may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against the corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 34.    Transfers. Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

Section 35.    Fixing Record Dates.

(a)    In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall, unless otherwise required by law, be not more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting, unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors in respect of a meeting, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)    In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such action. If no such record date is so fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 36.    Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 37.    Issuance, Transfer and Resignation of Shares. The Board of Directors may make such rules and regulations, not inconsistent with law or with these Bylaws, as it may deem advisable concerning the issuance, transfer and registration of certificates for shares of the capital stock of the corporation. The Board of Directors may appoint a transfer agent or registrar of transfers, or both, and may require all certificates for shares of the corporation to bear the signature of either or both.

ARTICLE VIII

Other Securities of the Corporation

Section 38.    Execution of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates, may be signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

ARTICLE IX

Dividends

Section 39.    Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 40.    Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

Fiscal Year

Section 41.    Fiscal Year. Unless otherwise fixed by resolution of the Board of Directors, effective as of January 1, 1992, the fiscal year of the corporation shall end on the 31st day of the month of December in each calendar year.

ARTICLE XI

Indemnification of Directors, Officers

Employees and Other Agents

Section 42.    Indemnification of Directors, Officers, Employees and Other Agents.

(a)    Directors and Officers. The corporation shall indemnify its Directors and officers to the full extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Law permitted the corporation to provide prior to such amendment); provided, however, that the corporation shall not be required to indemnify any Director or officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its Directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law, or (iv) such indemnification is required to be made under subsection (d) of this Article XI.

(b)    Other Employees and Other Agents. The corporation shall have the power to indemnify its other employees and other agents as set forth in the Delaware General Corporation Law.

(c)    Expenses. The corporation shall to the fullest extent not prohibited by applicable law advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director or officer of the corporation, or is or was serving at the request of the corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of any such proceeding, promptly following request therefore, all expenses incurred by any Director or officer in connection with such proceeding upon receipt of any undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Section 42 or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (d) of this Section 42, no advance shall be made by the corporation to an officer of the corporation in any action, suit or proceeding, whether civil, criminal, administrative or investigate, if a determination is reasonably and promptly made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to the proceeding, or (2) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion that, the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not reasonably believe to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, such person believed or had reasonable cause to believe his conduct was unlawful, except by reason of the fact that such officer is or was a Director of the corporation or is or was serving at the request of the corporation as a Director of another corporation, joint venture, trust or other enterprise in which event this paragraph shall not apply.

(d)    Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances under this Section 42 shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the Director or officer who serves in such capacity at any time while this Section 42 and other relevant provisions of the Delaware General Corporation Law and other applicable law, if any, are in effect. Any right to indemnification or advances granted by this Section 42 to a Director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefore. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a Director of the corporation or is or was serving at the request of the corporation as a Director of another corporation, partnership, joint venture, trust or other enterprise) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not reasonably believe to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person believed or had reasonable cause to believe his conduct was unlawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a Director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the Director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the corporation.

(e)    Non-Exclusivity of Rights. The rights conferred on any person by this Section 42 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its Directors, officers, employees or agents respecting indemnification and advances, as provided by law.

(f)    Survival of Rights. The rights conferred on any person by this Section 42 shall continue as to a person who has ceased to be a Director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g)    Insurance. To the fullest extent permitted by the Delaware General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Section 42.

(h)    Amendments. Any repeal or modification of this Section 42 shall only be prospective and shall not affect the rights under this Section 42 in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

(i)    Savings Clause. If this Section 42 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Director and officer to the full extent permitted by any applicable portion of this Section 42 that shall not have been invalidated, or by any other applicable law.

(j)    Certain Definitions. For the purposes of this Section 42, the following definitions shall apply:

(i) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(ii) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(iii) The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers, and employees or agents, so that any person who is or was a Director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 42 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(iv) References to a “Director,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a Director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(v) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a Director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such Director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Section 42.

ARTICLE XII

Notices

Section 43.    Notices.

(a)    Notice to Stockholders. Whenever under any provisions of these Bylaws notice is required to be given to any stockholder, it shall be given in writing or by a form of electronic transmission in accordance with applicable law. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation.

(b)    Notice to Directors. Any notice required to be given to any Director may be given by any method stated in subsection (a), if mailed, shall be sent to such address as such Director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such Director. Any notice may be given to a Director by telephone or in person, or by means of electronic transmission in accordance with applicable law.

(c)    Address Unknown. If no address of a stockholder or Director be known, notice may be sent to the office of the corporation required to be maintained pursuant to Section 2 hereof.

(d)    Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or Director or Directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall be conclusive evidence of the statements therein contained.

(e)    Time Notices Deemed Given. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing and all notices given by means of electronic transmission shall be deemed to have been given as at the sending time recorded by electronic device transmitting the notices. Notices given in person or by telephone shall be deemed given at the time provided.

(f)    Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all Directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(g)    Failure to Receive Notice. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any Director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent to him in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such Director to receive such notice.

(h)    Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

ARTICLE XIII

Amendments

Section 44.    Amendments. These Bylaws may be repealed, altered or amended or new Bylaws adopted by the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock entitled to vote generally upon the election of Directors. The Board of Directors also shall have the authority to repeal, alter or amend these Bylaws or adopt new Bylaws (including, without limitation, the amendment of any Bylaw setting forth the number of Directors who shall constitute the whole Board of Directors) subject to the foregoing power of the stockholders to change or repeal such Bylaws and provided that the Board of Directors shall not make or alter any Bylaws fixing the qualifications, classifications, term of office or compensation of Directors.

ARTICLE XIV

Loans of Officers and Others

Section 45.    Certain Corporate Loans and Guaranties. The corporation may to the fullest extent not prohibited by applicable law make loans of money or property to, or guarantee the obligations of, or otherwise assist any officer or other employee who is a Director of the corporation or its parent or any subsidiary, or adopt an employee benefit plan or plans authorizing such loans or guaranties, upon the approval of the Board of Directors alone if the Board of Directors determines that such a loan or guaranty or plan may reasonably be expected to benefit the corporation.

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